EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GameStop Corp.
Grapevine, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of GameStop Corp. of our reports dated March 30, 2005, relating to the consolidated financial statements and the effectiveness of GameStop Corp.'s internal control over financial reporting, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated March 30, 2005 relating to the financial statement schedule which appears in this Form 10-K/A.


                                                   /s/ BDO SEIDMAN, LLP
                                                   BDO SEIDMAN, LLP

Dallas, Texas
June 27, 2005